Form C

Cover Page

Name of issuer:

VoiceVoice, Inc. dba MaestroConference

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 3/20/2007

Physical address of issuer:

1025 3rd Street
Oakland CA 94607

Website of issuer:

http://www.maestroconference.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- [ ] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [x] Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00

Method for determining price:

SAFE amount converts to shares based on the lower of priced round or valuation cap (see details below)

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

4/7/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$44,069.32	$94,170.58
Cash & Cash Equivalents:	$25,686.50	$85,437.41
Accounts Receivable:	$14,000.00	$4,375.35
Short-term Debt:	$288,816.74	$214,714.79
Long-term Debt:	$700,052.83	$626,862.51
Revenues/Sales:	$966,907.42	$841,429.81
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($278,655.68)	($428,787.41)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

VoiceVoice, Inc. dba MaestroConference

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Julian Martinez	Director of Marketing	MaestroConference	2016
Chris Kyle	eLearning Consultant & Educator	ChrisKyle.com and Ascendant Company	2010
Brian Burt	CEO	Maestro Conference	2009

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Brian Burt	Founder	2009

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Brian Burt	4,140,000	86.25

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company's operations may be unprofitable, and may result in the total loss of investment.

While the Company believes in good faith that its business plans have a reasonable chance of success, the operations of the Company are ultimately speculative and involve the possibility of a total loss of investment, due to any number of considerations. Investment is suitable only for individuals who are financially able to withstand a total loss of their investment.

The software industry is highly competitive, and software can fail.

The software industry is highly competitive with a large and ever-increasing number of products competing for a limited market. While the Company believes in good faith that its products implement cutting edge technology, existing or future competitors could possibly produce and market products comparable or superior to those of the Company, or be more effective at marketing, sales, service or implementation. Any conferencing platform may have technology issues such as phone network downtime, server or service downtown, hacking attacks that impact reliability, upgrade or improvements with unintended consequences, or other issues which make our technology unaivailable to our customers or participants until fixed. Such a scenario may have a material adverse effect on the Company's business, results of operations, and financial condition, and thus upon the Company's financial condition.

The success of the Company is highly dependent upon the ability of its CEO and management team, to attract and retain qualified managers and other personnel in a competitive environment.

Growth of the Company will require the recruitment, retention, and integration of additional highly qualified individuals. Even if such personnel can be hired, the projected growth in staff could present further management risks. The market for qualified personnel is highly competitive in the San Francisco Bay Area in particular, and there can be no assurances that any critical positions can be filled there on a timely basis.

The Company's revenue model may be impaired or change.

The Company's success depends mainly on its ability to receive revenue as earnings from the Company's social conferencing platform. The Company may not receive revenue if the social conferencing platform is not able to successfully generate earnings. Also, the Company may generate earnings but retain some or all of the earnings for growth and development of its business and, accordingly, not make distributions to the shareholders. If the Company does not generate revenue, its business, financial condition, and operating results will be materially adversely affected.

The Company intends to use a significant portion of the proceeds from the Offering for unspecified working capital.

The Offering proceeds will be used by the Company in the ways management deems most effective towards the Company's goals. This means that although we definitely have plans for it (focused on sales and marketing) the Company will have ultimate discretion to use the proceeds as it sees fit and the Company has chosen not to limit the Company's use of the funds to specific uses that Investors could evaluate. Such portion of the proceeds from this Offering will be used for the purposes that the Company's management deems to be in its best interests in order to address changed circumstances or opportunities. As a result of the foregoing, the Company's success will be substantially dependent upon its discretion and judgment with respect to application and allocation of such portion of the proceeds of this Offering. The Company may choose to use the proceeds in a manner that Investors do not agree with, and Investors may have no recourse. A use of proceeds that does not further the Company's business and goals could harm the Company and its operations, and thus the Company, and ultimately cause a Investor to lose all or a portion of his or her investment.

From time to time, third parties may claim that one or more of the Company's products infringe their intellectual property rights.

The Company has received no notices or indications otherwise and believes they have not infinged in anyone else's IP rights. That said, the Company's technology-driven business is highly dependent on the Company's intellectual property. While the Company believes in good faith that it has robust rights to all intellectual property needed for its business, any dispute or litigation regarding intellectual property could be costly and time-consuming due to the uncertainty of intellectual property litigation and could divert the Company's management and key personnel from its business operations. A claim of intellectual property infringement could force the Company to enter into a costly or restrictive license agreement, which might not be available under acceptable terms or at all, could require the Company to redesign or relabel its products, which would be costly and time-consuming, and/or could subject the Company to an injunction against sale of certain of its products. The Company may have to pay substantial damages, including damages for past infringement if it is ultimately determined that its products candidates infringe a third party's proprietary rights.

The Company has a small team, and the loss of key team members, and especially the loss or death of the founder Brian Burt, could harm the Company's ability to implement their plans.

The Company could be harmed in the event of the death or disability of founder Brian Burt. Likewise, key team members could leave or become unable to serve, decreasing the Company's ability to achieve its goals. With key team members in the San Francisco Bay area, it's possible an earthquake or other natural event could simultaneously impact multiple employees. The Company also leverages the global talent pool and political risks, natural disasters, communication outages and other factors can make team members unavailable or otherwise impact our ability to keep operating at current efficiency.

The Company may need more money.

The Company might not sell enough securities in this offering to meet its operating needs and fulfill its plans, in which case the Company might need to reduce sales & marketing, engineering, or other expenses. Were recurring revenue to decrease, further cuts would be needed, and hurt the Company's ability to meet its goals. Even if the Company raises this entire round successfully, we may need to raise more capital in the future in order to continue. Even if we do make a successful offering in the future, the terms of that offering might result in your investment in the company being worth less, because of the terms of future investment rounds.

The Company may not become profitable, nor be sold for amounts able to recoup this investment.

The market for technology companies is not predictable. While we may be able to sell the company for its technology, client relationships, team, or other factors, there's no gaurantee that it can be sold, nor that it will become profitable, nor that it will reach an Initial Public Offering. Even if those do occur, there's no guarantee that investor returns will be positive.

The Company's securities may not be marketable.

Even if the Company is successful, an investor may want immediate access to the then-net worth of the investment, but selling private securities can be difficult or impossible. In this case, an investor may need to wait until a liquidity event, and there are no guarantees one will occur.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: $50,000, we will allocate it to working capital, especially for sales & marketing employees.

If we raise: **$1,000,000**

Use of Proceeds: For proceeds over $50,000, we plan on allocating the majority on sales and marketing expense. However, up to 20% of the raise may be used support technology development for increased capabilities, up to 10% for increased training and customer support for more large customers or other operations, and up to 15% for working capital for other needs.

Management reserves the right to shift these allocations based on new information as it arises.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Basic Terms. The Offering comprises securities in the form of Simple Agreements for Future Equity (SAFE) that give future rights to the Company's 2016 Round Preferred Stock. A SAFE is not a loan, and it does not accrue interest per se nor have a maturity date.
The number of shares the purchaser will receive is determined at the next qualified financing, when the Company subsequently engages in an offering of equity interests involving Preferred Stock. In this case, usually professional investors - typically venture capitalists - set the price for preferred stock. The SAFE includes a valuation cap, which puts a maximum on the price that the purchaser will pay for the stock at the later date. Hence, if the future investors value the company at higher amount than the valuation cap, the SAFE would convert into shares at a lower price than the future investors paid, since the purchaser invested earlier.

Specifically, in case of a qualified financing, Investors will receive a number of shares of Preferred Stock calculated by dividing the total value of the Investor's investment, with the price of the Preferred Stock being issued to new investors. However, if the new valuation for the Company is more than the valuation cap (which would otherwise result in a higher price per share for the SAFE holders), the amount invested is instead divided by the quotient of (a) the valuation cap divided by (b) the total amount of the Company's current capitalization.

Repurchase Rights for Minor Shareholders. Except for Major Investors, the Company may opt to repurchase a SAFE at any time prior to conversion at the greater of the purchase amount or the Fair Market Value, as determined by an appraiser the company chooses.
Can be Amended by One Lead Investor. The company can designate a Lead Investor Representative, and all investors shall allow that person to unilaterally amend the SAFE, except for the Valuation Cap. Hence, if a particulary complex issue in a follow-on financing requires an amendment to the SAFE, it will not be necessary to chase down numerous signatures.

Power of Attorney for Minor Shareholders. Once the SAFE converts into equity, investors who are not Major Investor grant the current CEO a power of attorney to vote all shares and execute any documents on their behalf. This mitigates the potential problem of numerous minor shareholders slowing down further follow-on financings.

Terms of 2016 Round Preferred Stock. The SAFE converts into 2016 Round Preferred Stock, which has the following features:

i) Participating 7% Accumulating Dividend Preference. 7% of the stock's Original Purchase Price is either paid in cash each year, or accumulates for the Preferred shareholder, at the discretion of the Board of Directors. Upon merger, acquisition, or liquidation, any as yet unpaid accumulating dividends are first paid to Preferred shareholders, with the remaining funds to be split evenly, per share, among the Preferred shareholder and remaining shareholders.

ii) Non Participating Preference. Alternatively, in case of merger, acquisition, or liquidation, Preferred Investors have the rights to claim their entire original purchase price in full, minus cash dividends already paid, before any amount is distributed to the Common shareholders. Shareholders exercising this preference do not receive any share of the remaining funds after the total preference is paid, nor any unpaid accumulated dividends.

Preferred shareholders receive whichever preference option above results in more proceeds (but not both), as determined at the time of the event by the lead investor. In case of ambiguity, such as an acquisition offer that includes private stock (of uncertain value) as well as cash, the share series votes which preference to select. In case different series shareholder groups opt for different choices, or in case funds are insufficient to meet the total preference amounts, the preference amounts of all series are all considered of equal priority, and funds are paid proportionate to the preference amount.

Limitation on Transfer. This series may not sell or dispose of their shares within 180 days following the Company's initial public offering

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

- ☐ Yes
- ☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: This series may not sell or dispose of their shares within 180 days following the Company's initial public offering.
☐ No

16. How may the terms of the securities being offered be modified?

The majority in interest of this series must approve any action that alters the certificate of incorporation if it would adversely alter the rights, preferences, privileges or powers of the series.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Preferred Stock (Seed)	7,600,000	6,520,660	Yes	Yes
Preferred Stock (Priced Round)	1,500,000	365,000	Yes	No
Common Stock	15,000,000	4,150,000	No	No
Debt Securities				No
Other			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	4,250,000
Other Rights:	

Describe any other rights:

500 Startups KISS-A Convertible Security

Converts to 5% share of Company's fully-diluted capitalization following a qualified preferred stock financing of at least $1,000,000. Holder has follow-on right to participate in the qualified financing up to the lesser of $500,000 or 20% of the qualified financing.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or, under certain conditions, limiting them to some types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under Company equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rate portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Further, there are two series of preferred shares, Seed Series and 2016 Round. These series rank on a parity with one another, so if funds are insuffcent to satisfy the references of each series, the preference amounts of both series will be considered of equal priority, and funds will be paid proportionate to their preference amount. Hence, the holders of one series could find their income materially limited by the amount that needs to be paid to the other series.

Also, the Securities will be equity interests in the Company and will not constitute indebtedness. As such, the Securities will rank junior to all existing and future indebtedness and other nonequity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, for which principal and interest would customarily be payable on specified due dates, there will be no specified payments with respect to the Securities and distributions are payable only if, when and as determined by the Company and depend on, among other matters, the Company's historical and projected results of operations, liquidity, cash flows, capital levels, and general financial condition.

Based on the foregoing risks that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

The principal shareholders hold the voting stock, and therefore determine the composition of the Board and ultimately the management and control of the company. The principal shareholders' influence on the management, direction and operation of the company could significantly affect the value of the purchasers' stock.

In this regard, the principal shareholders may make decisions with which the Investor disagrees, or that impair the commercial viability of the Investor's securities, and the Investor may have no recourse to change these decisions. For example, the principal shareholders may: change the management of the Company; vote to engage in new offerings and/or register certain of the Company's securities in a way that downgrades or dilutes the value of the Investor's securities.

The principal shareholders may also have access to more information than the Investor, leaving him or her at a disadvantage with respect to any decisions regarding the securities owned. Based on the risks described above, the Investor could lose all or part of his investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The Company valued its offered SAFEs on the basis of recently completed purchases totaling $185,000 of the Company's 2016 Round preferred stock series. In arm's length negotiations and transactions with these purchasers, the purchasers agreed with and invested with a specific stock value. Multiplying this price per share with the Company's current capitalization, adjusted for planned stock splits, results in a total Company valuation of about $9,000,000. This total valuation is the Valuation Cap of the SAFE.

For investors contributing to the first 50K of this investment, the Valuation Cap is $8,100,000, for the portion of their investment that is part of the first 50K.

If in a subsequent equity financing, the Company's valuation becomes higher than the cap, the Investor nonetheless shall have the benefit of converting his investment into shares at the lower share price set by the cap. Specifically, the amount invested would be divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

The price of the Preferred Stock issued in a subsequent equity financing would be negotiated by the Company's board of directors with the new investors. Among the factors the Company may consider in gauging the price of Preferred Stock are prevailing market conditions, the Company's financial information, market valuations of other companies that the Company believes to be comparable to use, estimates of the Company's business potential, the present state of the Company's development and other factors deemed relevant.

In the future, the Company will perform valuations of the Company's stock (including both common stock and Preferred Stock) that take into account, as applicable, factors such as the following:

- unrelated third party valuations of the Company's common stock;

- The price at which the Company sells other securities in light of the relative rights, preferences and privileges of the Company's securities ;

- the Company's results of operations, financial position and capital resources;

- Current business conditions and projections;

- The marketability or lack thereof of the securities;

- The hiring of key personnel and the experience of the Company's management

- The introduction of new products;

- The risk inherent in the development and material risks related to the Company's business;

- The likelihood of achieving a liquidity event, such as an initial public offering or a sale of the Company given the prevailing market conditions and the nature and history of the business;

- Industry trends and competitive environment;

- Trends in consumer spending, including consumer confidence;

- Overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- The general economic outlook.

The Company will analyze factors such as those described above using a combination of financial and market-based methodologies to determine the Company's business enterprise value. For example, the Company may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities. Even at such valuations, there's no guarantee an investor has a ready market to sell their securities at that price.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

Investors of the securities under this Offering will have future rights to Preferred Stock in the Company that do not provide voting rights or participation in management except as otherwise provided under the Corporations Code of California. Generally, only holders of Common Stock (as contrasted with the holders of the SAFE Preferred Stock under this Form C) have the right to vote on, and otherwise participate in, the management of the Company and its business. Accordingly, the Common Stock will continue to be able to control the Company, with the power and authority to make both strategic long-term and day-to-day operational decisions regarding the Company. Some or all of the Common Stock may have interests that are different from the purchasers of Preferred Stock, and the Common Stock may support proposals and actions with which purchasers may disagree. The concentration of voting power in the Common Stock could possibly delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price potential investors are willing to pay for the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. The Company could authorize and issue additional classes or series of shares at a later date. The availability of any of such shares and their potential future issuance could adversely affect the value of the Securities offered hereunder. Further, the Company could at a later date offer any of such Shares at less than the Offering price set forth in this Form C, thereby diluting Securities purchased under this Offering. An later offering may also decrease the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the investor's interest in the Company.

Issuer repurchases of securities. The company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. There can be no assurance that the Company will ever provide liquidity to Investors through either a sale of the Company or a registration of the Securities. There can be no assurance that any form of merger, combination, or sale of the Company will take place, or that any merger, combination, or sale would provide liquidity for purchasers. Furthermore, the Company may be unable to register the Securities for resale by Investors for legal, commercial, regulatory, market-related or other reasons. In the event that the Company is unable to effect a registration, Investors could be unable to sell their Securities unless an exemption from registration is available.

As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. There may be occasions when the Company may encounter potential conflicts of interest in its operations. While on any issue involving conflicts of interest, the executive management and Board of Directors of the Company will endeavor to be guided by their good faith judgement as to the Company's best interest, the Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length. By acquiring an interest in the Company, the Investor may be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have a waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The Company has no debt to any banks or financial institutions. We have received support in convertible debt and other company-friendly debt instruments, that have helped the Company achieve what it has so far, and have those on very favorable terms in their various forms as follows.

The Company has some incredibly Company-friendly "early friend investor debt" in the amount of $382k. The total quarterly payment is capped at 2.5% of cash revenue, and there is no due date - interest accumulates at 6% until repaid by the 2.5% of revenue, or in a liquidity or windup event.

The Company also has some convertible debt from individuals who made previous investements and further wanted to support the company in this way, for a total of $135k worth of principal that may be converted to equity, bearing 1% monthly interest, and which is due within the next 18 months if not extended. We plan to repay this with current revenue in the case the investors do not convert it into equity.

While not technically a debt on the balance sheet, we also wish to disclose here approximately $125k in a "Contingent Deferred Compensation Plan" which we offered to early employees and consultants (and which no officers and directors were offered, as they instead took equity). This only becomes payable upon company profitability for two quarters in a row, and the payments are capped at 30% of quarterly profit until repaid, or upon a positive liquidation event.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
2/2016	Regulation D, Rule 506(b)	Priced Round	$185,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- ☑ Yes
- ☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

MaestroConference is a hosted technology service for highly interactive conferencing, and is used for webinars, teleseminars, conference calls and other hosted conference formats, by the impressive list of customers available elsewhere. Customers pay us for the ability to use our platform, and more than 75% of our revenue is from monthly subscriptions automatically charged to a credit card - noting percentages here are for actuals for all of 2015. The remainder are invoiced subscriptions paid by check (<10%), billed annually to credit cards (roughly 5%), for premium usage such as 800 number or international numbers that we charge per minute for (<2%), or large one-time events (<5% for 2015, but increasing in 2016), or for services (roughly 5%) such as help from a consultant in designing and running an event.

As a software company, most of this revenue comes with very little marginal expense. That is, if we double overall revenue by doubling the number of subscribers, expenses such as customer support (the largest at 9% of revenue), plus credit card processing, telcom charges and and other expenses that scale with revenue might increase roughly 20% - leaving 80% for gross margin minus the cost of acquisition. Note that for consulting and telcom charges, our margins are smaller (generally 20-50% range).

Our total revenues has increased every year for the past seven years, with the exception of a dip after 2012 which was a year we had an exceptional amount of large event revenue from the Obama campaign; excluding that customer, we saw regular platform revenue increase nearly 50% from 2012 to 2013. So, every year has for has been either a record year for total revenue, or a record for regular platform subscription revenue.

Revenues have covered the majority of our expenses every year since our founding, with the remainder made up of investments which we make for growth. For the past three years, revenues have covered roughly 80% of our expenses. We have not had any federal income taxes due and have loss carryforward so don't expect tax liabilities to be substantial initially, even as we become profitable.

Our projection for 2016 is that it will be another record year for revenue. We had a technical issue with a new webphone this winter/spring which caused some increased attrition, but revenue has since increased and the last three months have the highest total GAAP revenue of any three month period in our history.

In 2017, we expect to grow even more, even with the loss of the Clinton campaign revenue (which is currently less than 10% of total company revenue). After the 2012 Obama campaign, we saw that former campaign staff familiar with the interface took leadership positions in a variety of industries, many becoming new customers, and we increased our paying customer base by about 50% that year. But more importantly, we'll be leveraging our client list and recent technology upgrades (interactive social webinar, video breakouts currently in alpha, and others upcoming) and most importantly the results of this crowdfunding campaign to do the important work of reaching out to prospective customers. We've never before had a product this ready, nor the marketing capital to get the word out. So although we cannot guarantee it, we have every reason to believe the Company will have increased revenue growth due to investing the proceeds of this round.

We have approximately $40,000 in untapped credit lines, which we do not plan to use.

We also consider the scenarios under which we don't succeed in raising this round, and do not grow revenue. Under these assumptions: no increased revenue (flat), and with no new crowdfunding or other investment, and without any decrease (or increase) in expenses, and keeping revenue flat (although the trends are up), our projected operating cash runway is roughly 8 months, with roughly $60k in the bank (as of August 24th, 2016) and a monthly cash burn of $7k - noting that monthly recurring revenue payments come in daily and nearly cover operating expenses. However, rather than reaching zero cash balance our plan in such a situation would be to raise funding privately, or reduce expenses to meet our monthly revenue until such new investment is raised.

This is a little more detail about that scenario planning. Recurring revenue covers all the basics - not only all rent, servers, and administration costs, but also all customer support, production engineers, and all other support for the customers, operations, and engineering support. Thus, without any new investment, and even without any increase in revenue, we are in a strong position to continue to serve customers and keep operating. At our current monthly run-rate, raising 15% of the maximum investment offering amount would be enough funds to continue with current staff and spending, and current marketing and sales activity, for a year or more. The current debt payments due in the next year are all from individuals who both believe in our mission and have invested previously, and we believe that as those payments become due, those individuals are very likely to extend the terms should we we not in a position to pay them from cash on hand (eg. from increased revenue). Alternatively, an individual debt investor may want to redeem the note, but we would offer those terms to other accredited investors. Were we unable to raise any investment for equity, we have been offered debt-hybrid financing (from Lighter Capital), in the past and would plan to take advantage of that if needed. However, if that were not available, and if either the debt investors did not extend their terms, or the company saw a sudden decrease in revenue, it would be difficult to maintain the engineering team at our current levels, which would decrease the amount of ongoing improvements to the product our engineers provide. If there were a moderate reduction in our ongoing revenue we'd likely be able to continue operations (including customer support, plus engineering support to keep the servers and systems operational, and administration) until new financing is raised, but it would decrease our investment in new engineering, sales, and marketing. A major drastic reduction in revenue could also decrease our ability to fund operating expenses.

See the separate question for details on investor debt.

With the proceeds, and since operations are covered by revenue currently, we believe we will substantially increase company revenue.

All of the above is based on our best information currently available. We make no guarantees about the future.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.maestroconference.com/investors

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- MaestroConference SAFE Early
- MaestroConference SAFE Standard

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Brian Burt
- Chris Kyle
- Julian Martinez

INVEST IN MAESTROCONFERENCE

A mission-driven technology platform for leaders making global impact

> *MaestroConference technology has changed the way organizations and speakers engage audiences - with virtual events where thousands of people can learn, discuss issues and take action simultaneously. It's like a facilitated conversation at internet scale. Conferences and webinars won't be limited to one speaker and many listeners anymore - goodbye to the "television experience" when something more engaging is needed. Obama, Airbnb, Stanford, and the Sierra Club are all paid customers.*

Brian Burt
FOUNDER/CEO, MAESTROCONFERENCE


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raised of $50K-1M goal
$100 min
Wefunder Portal LLC
INVEST

Future Equity (SAFE)

$9m valuation cap; 0% discount

EARLY BIRD BONUS: $8.1M Valuation Cap
Investors who fund the first $50,000 of this fundraise will invest at a $8.1M Valuation Cap.

INVESTOR PERKS

$500+ Name a 501c3 organization and we donate $250 worth of service on our platform in your name to them (some restrictions apply). Listed on maestroconference.com/thankyou, and we'll send you a thank you tweet if you like.

$1,000+ Accumulating Dividend. 7% of your investment is either paid in cash, or accumulates in your name; the accumulated amount is paid in cash before any distribution to common shareholders (see Q&A for more details; the accumulating dividend is only at this tier and above, but the insurance-like investor preference is offered to all investors irrespective of dollar amount) Name a 501c3 organization and we donate $500 worth of service on our platform in your name to them (some restrictions apply).

$5,000+ VIP priority event tech services to help you plan, design and run a virtual "family reunion" or "class reunion" hosted on our platform for your family, college class, or high school class; a virtual team building or leadership development event for your organization (or group or company of your choosing); OR a "strengths builder" conversation for your neighborhood - we provide a live assistant with instructions and to run the controls Name a 501c3 organization and we donate $1000 worth of service on our platform in your name to them (some restrictions apply). Signed MaestroConference T-shirt

$10,000+ Participate in annual 'advisors meeting'- meet others who share the mission and discuss how conversations can change the world, your role, and any collaboration. Name a 501c3 organization and we donate $2,000 worth of service on our platform in your name to them (some restrictions apply).

$25,000+ Investors' dinner at MaestroConference office in Oakland (fellow investors meet and greet, with virtual component for those investors who cannot attend in person) Name a 501c3 organization and we donate $5,000 worth of service on our platform in your name to them (some restrictions apply).

OUR AMBITION

We believe the potential for participatory conversations is still broadly untapped - most of the web is still turning on presentations and typed comments, not live collaboration or interaction. Our platform's unmatched level of interactivity is uniquely designed to create these results-driven conversations. Given the influential, forward-thinking leaders already using our patented technology, we have a solid track record. We're now launching media-friendly events to engage new customers.

KEY FACTS

- Paid customers and hosts include: President Obama, Michelle Obama, Hillary Clinton, Airbnb, Uber, Rackspace, Stanford University, UC Berkeley, the World Bank and others in 23 countries
- Hosted over 15,000 presenters and more than 7 million participants on the platform
- Graduated from San Francisco's most exclusive and well-known technology accelerator, 500 Startups
- Revenues covering 80%+ of expenses for three years running; and just had our best 3 months of revenue ever (Aug 2016/ GAAP)
- $5MM+ total cash revenue generated to date; record revenue growth every year with exception of 2013 when subscription revenue increased by 50% but we lost a top customer once Obama won presidential campaign.
- Over 800 organizations as paying customers
- 5 million+ caller minutes generated monthly
- 3 patents fully awarded for our technology

maestroconference.com/wf

500 STARTUPS · SAAS COMPANY · SOFTWARE · SOCIAL IMPACT · TECHNOLOGY · COMMUNICATIONS · VIRTUAL EVENTS

WHY I LIKE MAESTROCONFERENCE

> *Thousands of companies apply to 500 Startups, but we rarely see a client list of the caliber that MaestroConference brings. Now their plan is to systemize customer acquisition, which we're absolutely in favor of. If successful we believe they could generate both real-world impact and high return value to investors.*



Marvin Liao

PARTNER AT 500 STARTUPS

THE BUZZ ABOUT MAESTROCONFERENCE

This is the power of live organizing on a mass scale.

CNN

Cable News Network

Conferencing Software for Engaging Conversations

TechCrunch

Leading technology media property

People learn best when they're interacting about what they're learning. That can't happen on a traditional teleconference call, but it can happen with MaestroConference.

Jack Canfield

NY Times Best-Selling Author, Co-Author of the "Chicken Soup for the Soul" series

Simulate a gathering of thousands of people all over the world.

Fast Company

American business magazine

The interactivity is exceptional. People can participate as if they're in a live workshop, sharing an exercise or insight with a partner privately.

Lisa Tener

Book Writing Coach

The call is a great way to increase sales.

The Huffington Post

Online news aggregator and blog

"I think the future of technology= tools that empower teams." S/o's to @SlackHQ @MaestroConf @wheniwork @helpscout & many more.

Jackie Mahendra

Executive Director of Citizen Engagement Lab, Co-Founder of Kairos Fellowship

I was immediately blown away by MaestroConference. It really makes it possible to teach a class over the telephone and have it be exactly the same as being in a classroom.

Gay Hendricks

NY Times Best-Selling Author

“I love listening to the participants connecting so vibrantly and enthusiastically with each other. I witness and experience true miracles every time I'm on MaestroConference!”

SARK (Susan Ariel Rainbow Kennedy)

National Best-Selling Author

Not only did their platform make our calls incredibly interactive and a ton of fun, but our experience with their staff and the quality of their customer service went above and beyond our wildest expectations.

Martha Beck

NY Times Best-Selling Author

I just want to give a shout out to MaestroConference and just say thank you for the ability that you give us in our Sales Authenticity & Success Mastermind program.

Lisa Sasevich

Author, Sales Expert, Professional Speaker, Ranked on the Inc. 500 list of America's Fastest Growing Private Companies

I am a 70 year old Millenial.(LOL). I stay up on technology. This is state of the art and allows us to join hands from around the country. The Organizers did a fantastic job. This technology will assist us in becoming the voice long after The Election.

David B.

Event Participant on MaestroConference

I am always amazed that such a thing exists that we can talk to people all over the world.

Jane W.

Event Participant on MaestroConference

I am so grateful we had the chance to speak in small groups and one as a single entity. I am feeling inspired and energized to continue my path thanks to this opportunity.

Nicole

Event Participant on MaestroConference

The "push 1" to get in line to ask a question was a novel conference call capability I've not experienced with the better known Webinar vendors. Love when an upstart vendor offers new solutions to the market place. Thanks for sharing this technology with us.

Gary M.

Event Participant on MaestroConference

Last night I listened to the webcast of the World Cafe at the Inspiring Women's Summit, from my home in Cape Town, South Africa. I was very inspired not only by the rich content and wisdom of the conversation, but by the infinite possibilities that this platform and technology open up. Thank you very much for bringing this opportunity to us, and for your warm and caring hosting of the conversation.

Jenni Kruger

Event Participant on MaestroConference

Democrats using old social networking standby: The phone

July 25, 2016

Washington (CNN) - While new media tools such as Facebook and Twitter propelled Democrats to success during the 2008 campaign, Organizing for America is relying on a vintage technology this election cycle: the telephone.

500 Startups Announces Batch 16, Focused On Health Tech, FinTech, Vices And Recruiting

July 14, 2016

Just as investors and journalists get ready to check out what's new over at 500 Startups at its Batch 15 Demo Day, their team has announced a new batch of founders and startups aimed at changing their industries/solving problems all while making a

MaestroConference wants to help businesses make videoconferences an interactive event

June 30, 2016

"The idea is being part of a conversation that is listening to you as well as talking to you. Even though we may have 100 or 1,000 people, you still feel like you're a part of the conversation rather than just watching."

'Touchscreen democracy': how technology can recast politics

June 23, 2016

American democracy began as the initiative of a handful of European-bred landowning men whose primary tool of communication was a horse-and-buggy postal system. Today, we are sprawling society of more than 320 million diverse individuals

Hillary Organizes ASTROTURFING Twitter Campaign

November 13, 2015

Democratic presidential front-runner Hillary Clinton will attempt to make herself appear popular and much loved during and after next week's Democratic presidential candidate debate by seeding Twitter with an astroturfing campaign of volunteers

5 Steps for Adopting Virtual Learning for the Government Worker

September 4, 2015

With public-sector budgets tight and conference-related spending under continuing scrutiny, how are government agencies adapting to develop their employees without compromising quality? One response: Many public agencies are increasingly moving

Four Awesome Marketing Vehicles You Probably Take For Granted

December 19, 2011

After 42 days of living in a pretty remote region of South Africa, my family and I finally rented a car. Not having a car had been a blast.

Two Authors Talk About Virtual Book Tours

January 5, 2011

Unlike a traditional book tour where you get on a plane, go to a city, get up at some super early time to begin a day of radio, TV and print interviews, Virtual Book Tours happen in the comfort of your home.


Conferences that WORK
CREATING EVENTS THAT PEOPLE LOVE

A better tool for conference calls: Maestro Conference

July 2, 2010

by Adrian Segar Graphic created by Teresa Bidlake, of Concepts Captured Taking part in a traditional conference call is rarely much fun. Here are some irritations that you've probably experienced: Poor call quality. Some callers are faint and/or there's noise on

HOW IT WORKS

National leaders or company executives need a way to communicate with thousands of employees or followers at once. We provide that. More importantly we've also solved group engagement with a platform that allows huge audiences to break into small virtual discussion groups to solve problems in groups where real discussion can take place.


maestro CONFERENCE
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Staring Destiny in the Face: Surging Movement for Global Well-Being
Conference Info
Call
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MESSAGES FROM HOST
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Al Gore
Bill Gates
Kathy Gladden
Steve Berg
IN YOUR BREAKOUT
James Tende
Dennis Mazur
Charles Roy
Kathy Gladden
Cindy Rockford
Diane Bemis
You

WE'VE GROWN STEADY AND FAST

Even in the early stages of product development we managed to accelerate growth year over year. Now that we're perfecting the software we can't wait to pour fuel on the fire and really expedite customer acquisition.



$5M
$4M
$3M
$2M
$1M
0
10M
8M
6M
4M
2M
0
Total Revenue (Thru Aug 2016): $5,152,815
Total Participants (Thru Aug 2016): 7,095,818
2009
2010
2011
2012
2013
2014
2015
2016
Revenue to Date
Total Participants

15,855 Presenters to Date	**35,000** Obama Campaign Hosted Events	**56%** Gross margins in 2015

SOME OF OUR CUSTOMERS

More than 10,000 Industry Leaders Trust MaestroConference to Engage Their Audience in Conversations and and Drive Them Into Meaningful Action.

TESTIMONIALS

Our customers love us because the platform is something truly unique that enables group engagement unlike anything they've ever seen.

"There's nothing more boring than being on a one-way telephone conference call with the Vice President of the United States."



Joe Biden
VICE PRESIDENT UNITED STATES

"MaestroConference has completely changed the relationship we have with our volunteers nationwide, which is why we made it central to how we communicated nationally for the 2012 Obama campaign."



Jeremy Bird
NATIONAL FIELD DIRECTOR FOR PRESIDENT OBAMA'S 2012 CAMPAIGN

"People learn best when they're interacting about what they're learning. That can't happen on a traditional teleconference call, but it can happen with MaestroConference."



Jack Canfield
NY TIMES BEST-SELLING AUTHOR

"Not only did their platform make our calls incredibly interactive and a ton of fun, but our experience with their staff and the quality of their customer service went above and beyond our wildest expectations."



Martha Beck
NY TIMES BEST-SELLING AUTHOR

OUR NEXT STEPS: VIDEO AND MORE CUSTOMERS

We've been developing this technology for almost seven years. We're now finally ready to take marketing and customer acquisition to the next level.

7,000,000 Calls

In the Fall of last year we had our 7,000,000 participant discuss issues via MaestroConference.

2009

The Beginning

Development of the MaestroConference platform begins.

2012

Early Customer: President Obama

President Obama's campaign hosted 35,000 events on MaestroConference during the campaign. Including dozens with the President and First Lady.

2014

Patented

In 2014 the patent office granted us three patents to protect our proprietary technology.

September 2015

Airbnb & Uber

We added some huge bluechip customers including the fast growing Uber and Airbnb.

October 2015

December 2015

Oprah!

Oprah used MaestroConference for the first time. Speaks about her new documentary series exploring spirituality.

January 2016

500 Startups

Earlier this year we spent three months hustling to refine and grow MaestroConference at one of the world's foremost startup accelerators: 500 Startups in San Francisco.

August 2016

White House

First event for the White House as a customer (rather than a political campaign). Vice President Joe Biden speaks to college campuses across the country about preventing sexual assault.

December 2016

Video Conferencing

Release of integrated video conferencing (presenters+participants, main room and breakouts).

January 2017

Martketing Launch

Implement best practice marketing launch for revenue growth in proven markets.

Jan - Dec 2017

National Conversations Series

Present Corporate- and foundation-sponsored conversations at scale about topics that matter.

"MaestroConference makes it easy to have real conversations with investors, clients and supporters of both non-profits and for profits, to deeply engage them. Brian Burt, their CEO, is one of the most conscious, conscientious and honest CEOs I've ever worked with. It is rare to find a CEO consistently mindful of keeping his eye on the prize, in terms of financial performance, big vision and social impact."



David Berge

MANAGING MEMBER, UNDERDOG VENTURES

A LETTER FROM OUR CEO

Thank you for your interest in MaestroConference. Let me share with you a story that relates to the MaestroConference vision and has made a huge impact on me.

My wife and I were walking our dog by Oakland's Lake Merritt, and we got to chatting with a woman along the way. When I mentioned MaestroConference, she was absolutely stunned. She called over her two friends and said, "I met these two dear friends on MaestroConference." She then took my hand (which startled my wife) and said, "Look into my eyes, because I really want you to take this in. You changed my life. I was alone there in a rural county near Oregon, and I now have some very good friends – I'm not alone. My life is truly much better now, so thank you". The conversation our customer Barbara Marx-Hubbard hosted through MaestroConference touched that woman's life in a profound way.

I totally get that it's a bold claim that we support conversations that change the world. It's not a claim I take lightly. And it is both true and something we aspire to. People have met their life partners, their friends and their business associates in the breakouts. Indeed, whole new multi-million dollar businesses have been built around our platform and the interactions only it enables.

And we aspire to it because we've seen in these conversations such great potential. We live in a world with impersonal online courses, where participants don't have the chance to have meaningful discourses with fellow students. People travel for business for days at a time, leaving their families to meet colleagues – and then the best connections happen at meal time or during breaks. When people want to collaborate around a cause but don't have a sense of community to share their passion with, we see vast opportunity. That's where MaestroConference comes in: we are finding ways for citizens to get involved in large-scale conversations in an effort to uncover areas of broad agreement where the current political system only sews division. This could garner significant press and interest, and start some conversations about how citizens from different walks of life can come together to enact change.

For the most part, the market opportunity for the style of conversations we support is still completely untapped. Conversations like the ones MaestroConference excels at have still not swept the nation the way other internet sensations have. From eBay to Facebook, to Ecommerce, to Amazon to TED Talks… there were moments when the world seemingly realized some new potential and wove it into our social fabric. The moment for life-impacting conversations is not here yet, but we're committed to seeing that day.

I raided my retirement fund and invested a significant amount of my own money when launching this company. There were some stressful times, but it's that chance encounter with a stranger by Lake Merritt that reinforces my belief that "This is worthwhile." Those words, "I was alone, and I am no longer alone…" stick with me to this day.

That's why we're fundraising: to allow MaestroConference to connect more people across the country and the world. The platform is now totally scalable and accessible to new users – they understand the conversation dynamics, now that we have a visual interface. We've appreciated that our past customers have told their friends and colleagues, but it's time to grow this more rapidly. With these funds, we'll have the marketing resources to bring these conversations to life for potential customers and in doing so have a real impact on participants' lives. And I'm proud to say that if we're successful, we could reward investors richly, in financial as well as emotional returns.

So I'm inviting you to join us on this journey.

Your investment will allow for conversations that could change the world and make a genuine difference. People are longing for connection, collaboration, and to be part of something bigger. They long to converse with others about the things they care about. I personally see it as my life's calling – the deepest impact I could have, given who I am and how the world is. Thank you for considering supporting this mission.



Brian Burt

SHOW LESS

FOUNDER



Brian Burt

Founder/CEO

Brian left a lucrative position at Charles Schwab where he led projects in telephone technology to launch MaestroConference in 2008. He holds a Master's degree in Mathematics/Mathematical Economics.

AND THE REST OF THE TEAM



Imran Moinuddin

Chief Technology Officer

A Stanford-trained technologist, Imran brings deep expertise in products conceptualization and systems/infrastructure performance optimization. He leads a team of 6 engineers for MaestroConference.



Julian Martinez

Director of Marketing

Leads the Marketing team. Previously served as first marketing hire for ecommerce startup & co-founded a marketing agency with 200+ clients. Holds a B.A. in Economics from Stanford University.



Anthony Jardina

Sales Manager

Served as Executive Director of nonprofit organization. Grew a startup from 0 to 300+ clients. Holds a B.S. in Political Science from Northwestern & an M.A. in Communication Studies from Wake Forest.



Melissa Kieffer

Manager of Customer Support

Leads team of CS agents and brings experience in telecom, corporate training, process improvement & curriculum development to her role managing Customer Support. Holds an M.S. in Special Education.

DETAILS

What does MaestroConference do?

– COLLAPSE ALL

We are a technology platform for virtual conversations. We're targeting a particular style of conversation where everyone can really, fully bring themselves and participate. The technology scales to enable thousands of people to participate in a single, simultaneous conversation while still being able to move people into small groups. This means our customers can engage people in conversations at massive scale.

MaestroConference is the only platform that caters to those conversations that scale to dozens, hundreds or even thousands of people, all while allowing everybody involved to fully participate with their voice, their input and their ability to relate with others. While most webinars are fundamentally mirroring the "television experience" (focusing on listening and watching, with the occasional typed query or the rare person asking a spoken question), we replicate a live interactive training, facilitated conversation or self-organized event. Everyone talks in small groups. Everyone can contribute, meet others, vote, take notes and otherwise apply themselves to learning more and taking more effective action. By giving participants their voice - both in video and in writing - we've become the undisputed leader in this sector of the conferencing market.

Can you give me a few examples of how your product is being used?

President Obama's organization, Obama For America, hosted a political event on our platform for ministers in Ohio. The Governor of Ohio spoke to the audience first, followed by President Obama. Attendees were then moved into small groups of four people. These breakout groups gave these ministers, all of whom had large ministries and were Obama supporters, the chance to speak, listen and actually connect with each other about what they were doing to support the President's agenda. That's the kind of connection and engagement our platform specializes in.

From Uber and Airbnb to Stanford and Berkeley, from the Sierra Club and MoveOn.org to entrepreneurs that teach marketing or personal growth, many of our customers use our technology for teaching, connecting and engaging their teams, clients or community.

Numerous research studies suggest that people learn more and retain more information when they feel involved and included in the discussion - as opposed to when they simply sit back and listen to someone speak at them. With our technology, our customers are able to more closely replicate an interactive, real-life discussion, virtually. They're using the straw polls feature to give the audience different options, asking participants to indicate their choice using our virtual "hand raise" feature, then sharing those real-time poll results with the audience. They're introducing lecture material to the whole class and then moving everyone into small groups where people get to apply the material to their personal lives. Our technology enables these participatory conversations by fully engaging every person - and that makes them better for learning, fostering relationships and inspiring real-world actions.

What are you going to do with this raise?

Our goal for this raise is to double (or more) our quarterly revenue rate. We'll do this by supporting more organizations who want to powerfully engage their fans, customers, and members.

First, we'll be investing in best-practice sales and marketing initiatives and a launch in Q1 2017 (with preparation and early measured experiments beforehand), using techniques we developed during our involvement in one of the world's most respected technology accelerators, 500 Startups. These initiatives include: programmatic outreach to webinar hosts, highly targeted outreach to organizations similar to our current customers, a buzzworthy launch, paid acquisition, and other metrics-driven experiments to grow revenues and increase profit margins.

It is important to note that until now, MaestroConference's annual recurring revenue (ARR) of nearly $1 million has been generated almost entirely by word of mouth from customer referrals and with near-zero investment in sales and marketing programs. We've so far invested most of our funds in making technology innovations and improvements, which has earned us technology advantages, and the long-term brand loyalty with our existing customers.

On the technology front, this is an exciting moment because the most requested feature from current and prospective customers has been live video conferencing, which is currently in private beta to select customers and will be released publicly during Q4 2016. The introduction of next-level video conferencing to our platform has the potential to generate substantial interest from previously untapped audiences and a significant growth in revenue.

We're also creating a National Conversation Series next year to engage respected professionals, elected officials from the White House down to the local level, and diverse citizens, about topics that matter. We believe this series can not only draw attention to the engaging conversation formats that only our platform supports, but also will draw significant corporate and foundation sponsorship dollars. Our goal for this is "marketing that pays for itself".

While we carefully track marketing metrics, as a purpose-driven company we see those as reflections of success in our mission: to light up the world with the power of truly engaging large-scale conversations.

What is the social impact that this investment will have?

We believe that the conversations we have shape the world in which we live - from government legislation, to corporate governance, to organizations that work for social transformation. Our technology is designed to facilitate these conversations to bring the collective intelligence and wisdom of ALL of the stakeholders to the table. The conversations are more interesting and thus more effective when people care - and frankly, people do care about this world we share. So we're proud of the many positive changemakers that we support with this technology.

How do you as a company put money back into the pockets of investors?

There are at least seven ways that early stage ventures can eventually pay money back to investors. The first of the methods listed below is how we plan to pay investors back; the others we see as realistic possibilities. None are guaranteed.

1) We plan to grow the company and generate healthy profit margins, which would enable us to pay cash dividends quarterly. Indeed, for investors of $1,000 or more, we offer an "accumulating dividend" which is either paid in cash or accumulates in the investor's name, to be paid in full before any cash distributions are made to the common stockholders (i.e. founder and team). Find more information about this accumulating dividend under the question, "What sort of dividend do you plan for, if successful?" below.

2) Another relatively likely "cash out event" is through the acquisition of the company. There are many explanations for why a large business might acquire a small technology company: the technology, customer list, revenue stream, team, patent portfolio, as a defense against a competitor's acquisition, as a product to cross-sell, or for any other number of strategic reasons. In the event of an acquisition, if the purchase price equates to a stock price that is substantially higher than the investor's original stock price (which is very common for early stage investments), the amount of cash the investor gets out of the deal could be significant – hence the "cash out". We'd carefully review and consider each offer for acquisition.

3) The SEC has acknowledged the need for regulatory reform to create better markets where investors in private companies can sell their stakes when needed, perhaps in what's called a "Venture Exchange". As outlined in testimony to Congress from the SEC: "The SEC is considering innovative approaches that appropriately balance the needs of smaller companies for efficient secondary markets [where investors can sell their stock] and the interests of investors in smaller companies". If such an exchange were established, early stage investors would have the ability to sell their equity, possibly at a substantial premium, to other investors.

4) During a subsequent financing round, the company may have stronger demand for securities than what is available in that round. In that scenario, it is common for the company to offer current investors the option to sell their stock to those wanting a larger stake at the new (usually higher) price for that round.

5) Investors may sell their stake to other investors in the company, or to private individuals, so long as the shares weren't advertised publicly. This would become easier when the company is paying a cash dividend, since the dividend yield becomes a benchmark price for the shares.

6) The company itself may repurchase the shares. We do not currently anticipate repurchasing shares because we will focus exclusively on growth for the next several years. Once we're profitable (especially if profit exceeds our ability to spend it wisely on sales and marketing), this could be an option. Public companies frequently buy back their own stock.

7) Finally, the company may IPO on a public stock market. This could be a fantastic option for the investor and team, and a sign that we have successfully grown the company to our revenue goals or beyond.

It is important to point out that regardless of how the stock is converted back into cash (in any of the above scenarios), our investors have certain preferences which give their stock a higher priority and financial advantages over the stock of the founders and employees. This is by design - we only plan to make money with our stock when investors are making money with theirs. Read about these investor preferences under the question, "What are the "investor preferences" in the security you're offering?" below.

What sort of dividend do you plan for, if successful? ^

If, as planned, we grow and have a healthy profit margin, the decision on a dividend that might make sense for the company and therefore for investors would depend on too many factors to list here. However, for your consideration we've included a hypothetical scenario which illustrates how we could pay our investors' annual dividends of 50% or more if we hit certain goal assumptions.

While stories of an early investor profiting wildly in a successful technology company are common, it's rarer to hear about large dividend returns. This is because venture-backed companies are generally focused on massive exits; as such, dividends are almost never paid since any profitability is invested in ever-greater growth rather than paid to investors. If we are successful and become profitable, we don't plan to "gamble that all/at any cost" in the name of a massive exit. Rather, we think that repaying investors a dividend is actually a very worthwhile path. It's important therefore to consider a specific set of assumptions to project what such dividends might look like if we successfully hit our goals.

Our calculations show that if we hit 50% of our $100MM revenue goal, have a 30% profit margin (which is not uncommon in a SAAS business at scale), pay a full 20% of that profit in taxes (although many companies manage to pay much less), have 30% dilution to reach that goal, and pay 50% of the profit to investors while saving 50% for future growth, then the annual cash dividend would be 55%. This means an investment of $1,000 today would yield $550 in annual dividends. Of course, none of those assumptions are guaranteed, but this shows a "success scenario" with dividends rather than only upon an acquisition or IPO.

What are the "investor preferences" in the security you're offering?

We have designed our investment vehicles to put investors' financial interests before those of the common shareholders (i.e. the founders and team).

First of all, to every investor (of any amount) we offer a form of "insurance" as follows: in the event of an acquisition, merger, windup, etc., when cash is distributed, cash investors recover their entire original investment before anything is distributed to the team (common shareholders), even if that means the common shareholders get nothing. We, the team, believe so strongly in our growth potential that we're willing to forgo any distributions until investors are fully repaid.

How does this work? In the event of a cash distribution, investors receive whichever amount is greater between: their "normal share" (each share of stock gets equal amount), OR their original investment (minus any dividends already paid in cash, or share thereof shared only among cash investors).

Moreover, for investors of $1,000 or more, we also offer an accumulating dividend equal to 7% annually of their investment. Every year we either pay that dividend in cash or it accumulates in their name. Again, before we distribute any cash to common shareholders, we must pay that accumulating dividend first (in cash). With this preference, investors of $1,000+ get both the accumulating dividend AND their regular share along with other shareholders.

These preferences for crowdfunding investors exist both in the SAFE agreement currently being offered and in the underlying preferred stock the shares convert into.

How big is the market?

Potential customers in our target market range from large organizations like national brands and non-profit organizations, to small business owners, solo entrepreneurs and ambitious individuals like authors, coaches and social activists. The one thing that unites all of our target audiences: a message and a vision, coupled with a drive to share them with the world.

Many of our customers wouldn't have considered existing conferencing solutions so this might underestimate the potential size, but the North American web conferencing market is expected to reach $2.8 billion in 2017 and continue to grow steadily from there, while the global enterprise video market is estimated to expand with a CAGR of 16.7% from 2015-2020 to $36.8 billion in 2020. Moreover, virtual collaboration is only growing in importance: Millennials, who expect always-on connection and real-time communication, continue to enter the job market, while more companies are going remote with their workforce.

However, we see the opportunities to go beyond the traditional web and video conferencing market because we also see MaestroConference as a tech-enabled service, which will play a part in organizations' and brands' cause marketing, live event productions or stakeholder marketing budgets - all of which are steadily growing.

Who are your competitors? How are you different?

There's a long list of companies that offer some version of conferencing software - Adobe Connect, ReadyTalk, AnyMeeting, and MeetingBurner, to name just a few. Some of the more well-known brands in the market today include Cisco WebEx, Google Hangout, GoToWebinar and - most recently - Zoom Video, a newer competitor that is growing quickly.

While all of these technologies have their strengths, none of them have a flexible, scalable way to create breakouts, crowdsource or call on people from the audience with the ease and the immediacy of real-time, in-person events.

Our advantage over the competition resides primarily within our platform's unique ability to accommodate up to 5,000 people (and 100,000 people via a live streaming feature being released soon), speaking in parallel small groups while the host virtually "walks the rooms". All the while, attendees remain involved as participants of a bigger conversation, thanks to a fully collaborative environment with opt-ins, breakout document editing, shared voting, tweet suggestions, private chat, breakout creation by data, and many capabilities with a "truly interactive" focus in mind. These are aspects that the competition overlooks.

In other words, for organizations looking to do larger events and/or events with powerful, more dynamic collaboration tools like ours, it is easy to view MaestroConference quite differently from those competitors.

How are you taking on the competition? ^

Technology companies can both grow exceptionally quickly and face stiff, dynamic competition.

From a macro perspective, rather than taking market share from competitors such as webinar technology providers, we want to expand the very definition of the “market” by illustrating the unique benefits of conversations in place (or support) of presentations. We want to introduce a new concept to those people who would have never considered a typical webinar in the past: hosting powerful conversations using our technology. After all, many of our customers tell us that they’d be limited to live events - or that they wouldn’t be able to host events at all - were it not for MaestroConference’s powerful platform.

We believe that we can be successful regardless of the competition by focusing on a particular need - these “facilitated conversations” or “self-organizing conversations” (such as open space or unconference formats) that involve everyone at scale - and working with customers to address that need globally.

So far, we’re the clear leader in this sector of the conferencing market, and our goal is to grow this sector. That said, we expect to see increased “noble competition” within this sector. Of course, we need to keep evolving the technology while boosting our marketing and sales capabilities. We also need to listen deeply and effectively to our customers and prospects, capitalize on our leadership role, and solidify existing relationships.

One by-product of a competitor entering our sector could be increased interest from much larger companies in acquiring a leader in this space. This often occurs when a large technology player wants to “keep up” with a competitor by acquiring a leading vendor in a particular sector.

What about your patents and intellectual property? ^

We've been fully awarded three patents by the United States. And, our most valuable company asset by far is our team. Each of us have now engaged deeply with our mission and our role within it, obtaining valuable experience and expertise along the way.

The three patents are designed to protect our technology and will be particularly useful in the event of an acquisition. The technology itself has been meticulously built for scalability and reliability. We have also worked to perfect the product interface so that its extensive range of features can help anticipate users’ requirements. Further improvements in design and functionality will come in the near future.

Finally, we have over 180,000 names on our contact list to communicate with, many of whom are highly influential people and brands. This list would be considered by many to be another form of intellectual property. Please see our client list for a few of the more well-known organizations that have become paid customers.

What's your biggest risk? What keeps you up at night?

The fact is, a technology business is inherently very risky. We might win big, but there's a real chance we won't be able to repay investors. For perspective, notable investor David Rose (founder, New York Angels) studied angel investments nationally and reports that companies such as ours (where sophisticated investors such as 500 Startups have invested in an early stage) historically have a very high overall total return- he reports 15-25% IRR. That might look like a 10% chance of a 10x or more, a 50% chance of zero, and the rest somewhere in between. That's a risky investment, even if it is a very smart one.

The risks generally often like some version of "need more money". We're very different from many technology companies because we're actually very conservative on our spending. We're proud that expenses haven't exceeded 125% of our revenue for three years in a row now, and of how far we've come with relatively very small investment from our customers and networks. Even as we "spend to grow" we plan to measure the impact of every new program and adjust quickly if something isn't working. This concept of strict, highly disciplined expense management has provided a solid operational foundation up to this point, and we firmly believe it's better for the overall ROI for investors, but there's no guarantee that running a tight ship guarantees investor returns.

The possible reasons for a "0% return scenario" come on a long list of factors: competition, operations, growth capital, acquisition timing, and a list of challenges we face every day. We try to focus on creating breakthrough technology for awesome customers- but there's no guarantee we'll keep doing that. We think the chance of a knockout success is relatively high, but that doesn't mean there aren't risks to the investment.

ASK A QUESTION

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Andrew Langford Aug 29

You don't mention Zoom in your list of competitors and I see them as competing aggresively for the same interactive conversation space MaestroConference occupies - any comments?



Brian Burt Founder/CEO FO[illegible] edited Aug 30

Great question Andrew. There's a long list of companies that do conferencing, but Zoom has been growing very quickly lately and I'll add them. I do think we have fairly different focuses. They have a downloadable program and the focus is on smaller events (up to 50), and they're very strong with video. We do web-accessible events of up to 5000 people (and recently added the ability for many more streaming), and have a full collaboration environment available, with opt-ins, breakout document editing, shared voting, tweet suggestions, private chat, breakout creation by data, and many capabilities with the "truly interactive" focus in mind that Zoom does not, last I checked. We're

enhancing our video capabilities and adding a "simple video" meeting that might be competitive to them in some ways. However for organizations looking to do larger events and/or events with collaboration tools such as ours, I think they'd see us quite differently.

LIKE

RISKS SPECIFIC TO MAESTROCONFERENCE

1. The Company's operations may be unprofitable, and may result in the total loss of investment.

While the Company believes in good faith that its business plans have a reasonable chance of success, the operations of the Company are ultimately speculative and involve the possibility of a total loss of investment, due to any number of considerations. Investment is suitable only for individuals who are financially able to withstand a total loss of their investment.

2. The software industry is highly competitive, and software can fail.

The software industry is highly competitive with a large and ever-increasing number of products competing for a limited market. While the Company believes in good faith that its products implement cutting edge technology, existing or future competitors could possibly produce and market products comparable or superior to those of the Company, or be more effective at marketing, sales, service or implementation. Any conferencing platform may have technology issues such as phone network downtime, server or service downtown, hacking attacks that impact reliability, upgrade or improvements with unintended consequences, or other issues which make our technology unaivailable to our customers or participants until fixed. Such a scenario may have a material adverse effect on the Company's business, results of operations, and financial condition, and thus upon the Company's financial condition.

3. The success of the Company is highly dependent upon the ability of its CEO and management team, to attract and retain qualified managers and other personnel in a competitive environment.

Growth of the Company will require the recruitment, retention, and integration of additional highly qualified individuals. Even if such personnel can be hired, the projected growth in staff could present further management risks. The market for qualified personnel is highly competitive in the San Francisco Bay Area in particular, and there can be no assurances that any critical positions can be filled there on a timely basis.

4. The Company's revenue model may be impaired or change.

The Company's success depends mainly on its ability to receive revenue as earnings from the Company's social conferencing platform. The Company may not receive revenue if the social conferencing platform is not able to successfully generate earnings. Also, the Company may generate earnings but retain some or all of the earnings for growth and development of its business and, accordingly, not make distributions to the shareholders. If the Company does not generate revenue, its business, financial condition, and operating results will be materially adversely affected.

5. The Company intends to use a significant portion of the proceeds from the Offering for unspecified working capital.

The Offering proceeds will be used by the Company in the ways management deems most effective towards the Company's goals. This means that although we definitely have plans for it (focused on sales and marketing) the Company will have ultimate discretion to use the proceeds as it sees fit and the Company has chosen not to limit the Company's use of the funds to specific uses that Investors could evaluate. Such portion of the proceeds from this Offering will be used for the purposes that the Company's management deems to be in its best interests in order to address changed circumstances or opportunities. As a result of the foregoing, the Company's success will be substantially dependent upon its discretion and judgment with respect to application and allocation of such portion of the proceeds of this Offering. The Company may choose to use the proceeds in a manner that Investors do not agree with, and Investors may have no recourse. A use of proceeds that does not further the Company's business and goals could harm the Company and its operations, and thus the Company, and ultimately cause a Investor to lose all or a portion of his or her investment.

6. From time to time, third parties may claim that one or more of the Company's products infringe their intellectual property rights.

The Company has received no notices or indications otherwise and believes they have not infinged in anyone else's IP rights. That said, the Company's technology-driven business is highly dependent on the Company's intellectual property. While the Company believes in good faith that it has robust rights to all intellectual property needed for its business, any dispute or litigation regarding intellectual property could be costly and time-consuming due to the uncertainty of intellectual property litigation and could divert the Company's management and key personnel from its business operations. A claim of intellectual property infringement could force the Company to enter into a costly or restrictive license agreement, which might not be available under acceptable terms or at all, could require the Company to redesign or relabel its products, which would be costly and time-consuming, and/or could subject the Company to an injunction against sale of certain of its products. The Company may have to pay substantial damages, including damages for past infringement if it is ultimately determined that its products candidates infringe a third party's proprietary rights.

7. The Company has a small team, and the loss of key team members, and especially the loss or death of the founder Brian Burt, could harm the Company's ability to implement their plans.

The Company could be harmed in the event of the death or disability of founder Brian Burt. Likewise, key team members could leave or become unable to serve, decreasing the Company's ability to achieve its goals. With key team members in the San Francisco Bay area, it's possible an earthquake or other natural event could simultaneously impact multiple employees. The Company also leverages the global talent pool and political risks, natural disasters, communication outages and other factors can make team members unavailable or otherwise impact our ability to keep operating at current efficiency.

8. The Company may need more money.

The Company might not sell enough securities in this offering to meet its operating needs and fulfill its plans, in which case the Company might need to reduce sales & marketing, engineering, or other expenses. Were recurring revenue to decrease, further cuts would be needed, and hurt the Company's ability to meet its goals. Even if the Company raises this entire round successfully, we may need to raise more capital in the future in order to continue. Even if we do make a successful offering in the future, the terms of that offering might result in your investment in the company being worth less, because of the terms of future investment rounds.

9. The Company may not become profitable, nor be sold for amounts able to recoup this investment.

The market for technology companies is not predictable. While we may be able to sell the company for its technology, client relationships, team, or other factors, there's no gaurantee that it can be sold, nor that it will become profitable, nor that it will reach an Initial Public Offering. Even if those do occur, there's no guarantee that investor returns will be positive.

10. The Company's securities may not be marketable.

Even if the Company is successful, an investor may want immediate access to the then-net worth of the investment, but selling private securities can be difficult or impossible. In this case, an investor may need to wait until a liquidity event, and there are no guarantees one will occur.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

MaestroConference is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Brian Burt

Founder, MaestroConference

San Francisco Bay Area | Computer Software

Current: MaestroConference
Previous: Financial Circles, Charles Schwab & Co., Financial Services Industry
Education: University of Minnesota-Twin Cities

Send Brian InMail

500+ connections

https://www.linkedin.com/in/brian-burt-ba9305 | Contact Info

Background

Experience

Founder & CEO
MaestroConference
June 2008 – Present (8 years 5 months) | Oakland

We are the leader in Social Conferencing - allowing people and organizations with a global community to activate people around their mission in ways that passive/broadcast media, or typed social media, simply do not allow. Like a conference call or webinar, but ... social. And optimized for meaningful conversations.

CEO
Financial Circles
November 2006 – May 2008 (1 year 7 months)

Consultant
Charles Schwab & Co.
2003 – 2006 (3 years)

Led large scale technology projects, and led the cross-enterprise CRM strategy group.

Independent Marketing Consultant
Financial Services Industry
January 2003 – July 2005 (2 years 7 months)

Marketing systems

1 recommendation

David Huffman
Principal, Groupaya, helping leaders and teams build collaboration capacity and tackle strategi...
Brian is sharp, creative, open, fun to work with and has high integrity. He's a solid partner to have (I even referred him to manage my mom's money). View ↓

Product Manager
Active Decisions
2000 – 2001 (1 year)

Led product management for the revenue product line, providing market research analytics to top brands across industries.

Sr. Manager
Charles Schwab & Company
1996 – 2000 (4 years)

Skills

- 64 Entrepreneurship
- 61 Marketing
- 56 Social Media
- 28 Strategic Planning
- 21 Organizational...
- 15 Workshop Facilitation
- 8 Business Transformation
- 2 Entrepreneur
- 1 Large Group Facilitation

Education

University of Minnesota-Twin Cities
M.S., Math Econ / Mathematics
1990 – 1994

Specialized in Game Theory / Negotiation, and Probability.

Carleton College
B.A., Liberal Arts, Mathematics, Spanish
1985 – 1989

Additional Info

- **Interests**

Driving global change, amazing conversations at scale

Recommendations

Received (1) Given (6)

Independent Marketing Consultant
Financial Services Industry



David Huffman
Principal, Groupaya, helping leaders and teams build collaboration capacity and tackle strategic challenges.

Brian is sharp, creative, open, fun to work with and has high integrity. He's a solid partner to have (I even referred him to manage my mom's money).

June 22, 2004, David was Brian's client

Groups

- Cause Marketing For... — 5,334 members — + Join
- Transformational Me... — 1,613 members — + Join
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- See 5 more



Christopher Kyle

Founder & CEO, The Ascendant Company

San Francisco Bay Area | E-Learning

Current	The Ascendant Company
Previous	Evolving Wisdom, The ManKind Project, RightNow Consulting
Education	Stanford University

Send Christopher InMail

500+ connections

https://www.linkedin.com/in/christopherkyleonlinelearning

Contact Info

Background

Summary

Chris is a speaker, teacher, business coach and founder of The Ascendant Company, an eLearning consulting firm that helps authors, teachers and organizations build online learning programs and highly-engaged global learning communities that unite and inspire people across cultures.

Chris also walks-his-talk by developing and teaching his own public online learning programs in the areas of purpose, success and authentic leadership. He recently created The Power of Purpose Online Summit, which drew over 10,000 participants from 85 countries around the world; and the Man On Purpose 7-week online course.

He is the former Chief Development Officer and Chief Marketing Officer at Evolving Wisdom, a fast-growing online learning company that produces virtual courses with leading personal development luminaries. Chris guided the launches of new online courses for Neale Donald Walsch, Jean Houston, Arielle Ford, Terry Patten and others. At Evolving Wisdom he also co-developed The Way of the Evolutionary Man Tele-Summit with host Craig Hamilton. And he was an invited speaker for The Shift Network's Ultimate Men's Summit in 2011.

Chris is an expert facilitator of large and small groups, and has been leading personal development workshops for over 17 years including with The ManKind Project® where he is a Certified Co-Leader for their flagship 3-day training.

Chris has spent nearly 25 years as an executive, entrepreneur and consultant. In addition to his eLearning experience, he worked in Fortune 500 companies (Allergan Inc.), and owned his own eco-adventure travel company for 6 years (Nature Expeditions International). Chris graduated from Stanford University where he studied Political Science and Economics.

Skills & Specialties: Strategic consulting, online education programming and marketing, executive development, leadership training and development, entrepreneurial issues, motivational speaking, personal development training, dynamic group facilitator.

The Power of Purpose Global Summit

Experience

Founder & CEO
The Ascendant Company
September 2007 – Present (9 years 2 months) | San Francisco Bay Area

Ascendant is an eLearning company that has two components to it's mission:

1) Supporting authors, teachers and organizations in building their online learning platforms to create highly-engaged global learning communities that connect, inspire and transform their participants.

2) Developing and delivering unique transformative online learning programs that engage participants around the world through the themes of purpose, success and authentic leadership.

Ascendant has three core offerings:
1) eLearning Consulting
2) eLearning Programs (home-grown offerings)
3) eLeadership Development

We are committed to fostering engaged learning communities that unite people across cultures through the love of learning.

- 2 projects
- 1 recommendation



Owen Marcus
Founder at Emotional Superman

After working with Chris on his Global Men's Network, I can say, without hesitation, the man delivers. I saw Chris take charge of a large, chaotic meeting, get everyone focused, then enroll other men in his vision. He leads in a way that... View↓

Chief Development Officer/Chief Marketing Officer
Evolving Wisdom
January 2011 – December 2011 (1 year) | Marin County

Evolving Wisdom is a nationally acclaimed e-learning company specializing in personal growth and transformational education with popular programs including Calling in The One, Feminine Power, Integral Enlightenment, Awakening to Your Life's Purpose, The Soulmate Summit, The Art of Love Summit, and Conversations with God: The Essential Online Course.

Chris served as both the Chief Development Officer and the interim Chief Marketing Officer during my tenure with the company. He was responsible for current teacher liaison, new teacher development, teacher contracting, program development (with the founders) and the entire marketing team of 12 people. Chris was also part of the core management team that set overall strategy and operational plans for the company. Evolving Wisdom's revenue more than doubled during his time with the company.

- 1 recommendation



Debra DeWeese
Chief Empowerment Officer at HirePower2U LLC

It is my pleasure and privilege to enthusiastically recommend Chris Kyle as an exceptional leader in business growth and development, team building, and as a mission/vision facilitator. Chris' natural style of leadership is highly respectful and... View↓

Chairman of the Board
The ManKind Project
January 2007 – January 2010 (3 years 1 month) | Northern California

Chris led the 12-person Board of The ManKind Project of Northern California, a non-profit organization focused on supporting men in personal crisis and on their paths of healing and growth, and on empowering each man into his mission of service in the world.

He conducted all monthly Board meetings and was responsible for filling (and keeping filled) all positions on the Board during his tenure. As a part of the 3-man Executive Committee, Chris helped set the strategy and operational plans for the organization.

Director and Senior Consultant
RightNow Consulting
April 2004 – September 2007 (3 years 6 months)

RightNow is a performance consulting company committed to partnering with clients to achieve specific results. With particular expertise in the title, mortgage, settlement and real estate industries, RightNow works with individuals and organizations to clearly define goals and implement a systematic, proven process to achieve greater success.

Vice President of Sales
First Choice Expeditions (for. Grand Expeditions)
May 2000 – August 2002 (2 years 4 months)

Grand Expeditions is now First Choice Expeditions. Luxury and nature expeditions around the world. Comprised of 6 distinct brands that make up the company: International Expeditions, TCS Expeditions, TRAVCOA, Country Walkers, INTRAV and Park East Tours.

President
Nature Expeditions International
January 1994 – March 1999 (5 years 3 months)

Natural history, cultural and wildlife expeditions around the world. Focused on ecotourism and soft-adventure travel to all 7 continents.

Publications

How Boston Teaches Us About Purpose
The Good Men Project
May 25, 2013

Chris says the bravery of Carlos Arredondo in the Boston bombing aftermath exemplified a powerful "purpose moment."

The 3 Purpose Myths
The ManKind Project Journal
March 8, 2013

This is the first installment of three articles that explore the 3 key myths about discovering and claiming your purpose. And each article shares how to bust the myth.

Projects

The Power of Purpose Online Summit
February 2013 – March 2013

A 4-day global online summit with 14 speakers sharing their insights and practical wisdom about how to discover your purpose and ignite a new source of power, creativity and clarity for your life.

6 team members, including:


Christopher Kyle
Founder & CEO, The Ascendant Company


Boysen Hodgson
Communications Director at the Mankind...


Bill McCart
Online Learning Consultant


Ryan Parks
Co-Founder of Sacred Media

Man on Purpose: The Essential 7-Week Online Course for Men

March 2013 – May 2013

This unique 7-week live online course focused on teaching men how to tap a hidden source of power, gain the clarity to claim their life purpose, and then activate it in the world to make a positive difference. 160 men from 18 countries around the world participated.

6 team members, including:


Christopher Kyle
Founder & CEO, The Ascendant Company


Boysen Hodgson
Communications Director at the Mankind…


Bill McCart
Online Learning Consultant


Colin Berry
Brand Whisperer • Cause Evangelist

Skills

Top Skills

- 97 Entrepreneurship
- 61 Strategy
- 59 Coaching
- 56 Leadership Development
- 55 Leadership
- 46 Public Speaking
- 41 Training
- 22 Business Development
- 21 Team Building
- 18 Start-ups



Christopher also knows about...

- 15 Motivational Speaking
- 14 Organizational...
- 12 Strategic Planning
- 12 Fundraising
- 11 Management
- 10 Personal Development
- 10 Emotional Intelligence
- 8 Program Management
- 8 Business Coaching
- 7 Marketing
- 7 Team Management
- 6 Nonprofits
- 6 Social Networking
- 4 Strategic Partnerships
- 4 Business Strategy

See 17+ >

Education

Stanford University
BA, Political Science
1986 – 1989

Activities and Societies: Stanford Lacrosse Team, Manager of Bollard Dining Club (Governor's Corner)

Tufts University
Political Economy
1984 – 1986

Dean's List (academic Excellence) for all 4 semesters that I attended the university over the two years from 1984-86. I then transferred to Stanford University in the fall of 1986.

Activities and Societies: Delta Tau Delta Fraternity, Varsity Lacrosse

Additional Info

- **Interests**

Coaching, learning, dancing, backpacking, cycling and reading.

Organizations

Additional Organizations

The ManKind Project, Challenge Day

Volunteer Experience & Causes

Causes Christopher cares about:

- Education
- Environment
- Science and Technology

Recommendations

Received (2) Given (4)

Founder & CEO
The Ascendant Company



Owen Marcus
Founder at Emotional Superman

"After working with Chris on his Global Men's Network, I can say, without hesitation, the man delivers. I saw Chris take charge of a large, chaotic meeting, get everyone focused, then enroll other men in his vision.

He leads in a way that supports others, so they want to follow. He is patient, yet firm with his management of a team. I look forward to working with Chris... **more**

July 29, 2011, Owen worked directly with Christopher at The Ascendant Company

Chief Development Officer/Chief Marketing Officer
Evolving Wisdom



Debra DeWeese
Chief Empowerment Officer at HirePower2U LLC

"It is my pleasure and privilege to enthusiastically recommend Chris Kyle as an exceptional leader in business growth and development, team building, and as a mission/vision facilitator. Chris' natural style of leadership is highly respectful and motivational! Chris is exceptionally thoughtful and intelligent, and embodies a strong ability to conceptualize, generate and... **more**

August 8, 2012, Debra worked indirectly for Christopher at Evolving Wisdom

Groups

Interactive Marketing...
3,940 members
+ Join

STAPLES: Small Bus...
155,548 members
+ Join

Linked 2 Leadership
35,059 members
+ Join



Julian Martinez

Director of Marketing at MaestroConference, 500Startups B16

San Francisco Bay Area | Marketing and Advertising

Current MaestroConference

Previous BidOnFusion.com (Fusion Surplus Solutions, Inc.), Web Video Crew, Jippidy.com

Education Stanford University

Send Julian InMail

500+ connections

https://www.linkedin.com/in/martinezjulian

Contact Info

Posts

Published by Julian


Real Conversations

Real Conversations: Getting Beyond Polarization...
September 7, 2016



What Does 21st Century Democracy Look Like To You?
March 28, 2016

Background

Summary

I am an ambitious, hands-on leader known for executing Go-To-Market launch strategies at lean startups. Most of the companies I've worked for have been very early in their growth, meaning I've had to build many marketing programs, including infrastructure and teams, from scratch, which has afforded me quite a unique professional experience.

I have 13+ years of progressively responsible experience, including the last 6+ years in digital marketing and demand generation. Most recently, I served as the first marketing hire for a new e-commerce startup where I was responsible for growing revenues from concept to $3 million over my first eight months by building all online and offline marketing channels from the ground up. Prior to that role, I served as co-founder of a boutique marketing agency that at its peak employed 50+ people and provided marketing services to over 200 SMB clients, including Living Spaces, a Top 35 furniture brand, and Big Mama's & Papa's Pizzeria, the California pizza chain that Ellen Generes had delivered live on-air to the 2014 Oscars.

My biggest successes have been achieved by building multi-channel B2B marketing programs, optimizing paid social ad budgets totaling over $250K with strong ROIs, and generating revenue at lean startups, including growing revenues 300% over five months to $1M+/month at my last position.

Other noteworthy achievements in my prior leadership roles include the following:
--Recruited and managed domestic and international teams of 5–50 people to scale efforts
--Grew one company's client base by 208% to over 75K registered users by introducing creative social media, email marketing, SEM, retargeting and traditional media campaigns
--Led one company's B2B lead generation efforts, growing the CRM database to 500+ qualified leads
--Initiated Spanish advertising efforts in the US and Mexico to optimize ad spend, generating up to 50x ROI
--Controlled social media ad budgets totaling $250k while achieving CTRs as high as 11%

Webinar - Product Sourcing for Peak Q4 Sale…

Experience

Director of Marketing
MaestroConference
February 2016 – Present (9 months) | Oakland, CA

MaestroConference, a 500 Startups company, is the leader in Social Conferencing™, a technology that allows people to participate in large-scale, truly interactive virtual events featuring real conversations. Using social conferencing, thousands of people can convene around a topic or cause, engage in small group conversation to learn and share, and inspire one another to action and change.

Our mission is to light up the world with the power of meaningful, large-scale conversations. We believe intentional conversations that connect live voices can build relationships, develop minds, open hearts, and change the world.

Our customers include BarackObama.com/Organizing for America, the Democratic National Committee, numerous best-selling authors such as Jack Canfield, Jean Houston, and Barbara Marx Hubbard, MoveOn.org, the Sierra Club, Greenopolis/Waste Management, and over 700 others in more than 15 countries.

Marketing Director
BidOnFusion.com (Fusion Surplus Solutions, Inc.)
March 2014 – August 2015 (1 year 6 months) | San Francisco, CA

BidOnFusion is a growing tech startup that leverages data analytics and custom auction software to liquidate consumer returns and overstock inventory on behalf of some of the world's largest retailers such as Amazon.com and Walmart.

I was hired by Founder/CEO Sebastian Baerend as Company's first marketing hire. Grew revenues from concept to $3M over first eight months by driving Go-To-Market launch of two new locations in Arizona and Indiana while launching all digital marketing channels from scratch.

RESPONSIBILITIES INCLUDED:
• Spearheaded all demand generation efforts in Company's digital marketing channels, including email marketing, social media management, Facebook advertising, SEM and retargeting
• Controlled entire advertising budget ($10k-$65k+/month) including optimizing 400+ Facebook ad campaigns totaling $200k to achieve 4.35% Lifetime CTR
• Built and supervised team of five responsible for content creation, social media management, branding and support

---

ACHIEVEMENTS:
► Grew revenues from concept to $3M over first eight months (May-Dec 2014)
► Accelerated revenue growth sufficient to attract multiple acquisition offers; Company on run rate of $12M+ for 2015
► Deployed highly targeted Facebook advertising program to increase monthly sales 300% over five months, surpassing revenue projections
► Conceived marketing and PR promotions that grew bidder base by 208% to over 75k registered users
► Transformed Company's weakest market (Arizona) into strongest over two months by initiating Spanish advertising program in the US and Mexico to optimize ad spend. Generated $560k in sales on an advertising budget of $12k (~50x ROI)
► Partnered closely with Finance, Creative, Client Services and Operational teams to open three new markets in 10 months: Phoenix, AZ (July 2014); Indianapolis, IN (September 2014); Greenville, SC (April 2015). Successfully marketed grand opening of SC location within 12 days of warehouse access

▾ 1 recommendation



Diana Ratliff
Digital Marketing & Online Selling Expert 🚀 *White-Label* Ad Agency Partner - Need Help? ...

It is rare to meet someone as devoted to excellent customer service as Julian. I met him at a conference and have subsequently seen his interactions on behalf of his company on Facebook. He truly represents his company in an ethical and professional... View ↓

Presentation Deck for Industry Speaking Eng...



Live Auction Tips & Bidding Tricks of the Liqu...

Co-Founder

Web Video Crew

January 2011 – March 2014 (3 years 3 months) | San Francisco Bay Area

Web Video Crew was a boutique marketing agency I co-founded and grew, providing predominantly B2C companies with video production, website development, online marketing, branding, reputation management, content creation, SEO, SEM, lead generation, and local listing services. Target market: SMBs in the $1M-$10M annual revenue range.

MANAGEMENT
• Directed Company's client services, sales, marketing, social media and videography departments, totaling 50+ employees
• Maximized operational efficiency by recruiting and training an overseas team of 25+ full time employees
• Built a national database of 500+ professional videographers to fulfill client video projects on demand anywhere in USA
• Collaborated with clients on marketing initiatives by leveraging third party tools and service providers, such as MyTime, Asana, Hootsuite, YMLP, SEMrush, Neustar Localeze, WordPress, TubeMogul, ShortStack and RocketLawyer

LEAD GENERATION
• Spearheaded Company's B2B lead generation initiatives, including email marketing, social media management, outbound and inbound calling, content marketing and SEO
• Engaged on weekly basis with senior management to report on data analytics and new B2B campaign initiatives
• Qualified leads and nurtured prospects throughout the conversion funnel

---

RESULTS:
► Built CRM database to 500+ qualified leads in sales pipeline
► Propelled Company to profitability by creating and selling high-margin social media management service (80% profit margin)
► Closed contracts for marketing projects with 200+ clients, including Living Spaces, one of USA's largest furniture brands; Shapes Brow Bar, a beauty bar with 65 locations nationwide; and Big Mama's & Papa's Pizzeria, a Southern California pizza chain with 20 locations
► Helped contribute to one of 2014's biggest branding events – the delivery of Big Mama's & Papa's Pizza to the 2014 Oscars
► Closed monthly subscription contracts totaling $30k+ in recurring revenue

Big Mama's & Papa's Pizzeria Social Media

Web Video Crew's YouTube Channel

Living Spaces' Social Media

Managing Partner

Jippidy.com

June 2009 – March 2014 (4 years 10 months) | San Francisco, CA

Jippidy.com (Jippidy Enterprises, Inc.) was a video-powered local business directory, also known as the "Online Video Yellow Pages". I was recruited by Jippidy's Founder/CEO George Oji to spearhead the public launch of the brand in two initial test markets, Los Angeles and San Francisco.

RESULTS

► Developed and executed Jippidy's Go-To-Market launch in SF Bay Area, growing website traffic to 10k monthly unique visitors and an Alexa ranking of 90k within eight months from site launch by introducing online video promotion for popular businesses

► Grew Jippidy's YouTube channel to 200+ total videos with 2.8 million views and 3.5k subscribers

► Overwhelming demand for Jippidy's online marketing services led to creation of Web Video Crew, a boutique marketing agency, to assist Jippidy clients with their video production, social media management, SEO, and other digital marketing efforts.

- 1 project
- 1 recommendation



Cynthia Sycip
Heliumasia Magazine

Julian knows how to effectively communicate what he wants accomplished and has been extremely helpful because it gets the whole project moving faster. He's a natural when it comes to motivating people, discussing ideas and giving instructions. He... View↓


ON

Jippidy's Business Videos

Assistant Vice President
Financial Security Assurance
April 2007 – July 2009 (2 years 4 months) | San Francisco Bay Area

Financial Security Assurance was the municipal bond market's leading financial guarantor until it was acquired by Assured Guaranty Ltd. in 2009.

I served as the lead credit analyst on municipal bond insurance transactions totaling $10 billion+ of debt issuance, generating in excess of $100 million of premiums for then market leader. This resulted in promotion to one of the Company's youngest Assistant Vice Presidents.

RESPONSIBILITIES INCLUDED:
• Evaluated credit risk of municipal issuers of long-term bonds by analyzing their financial health and interacting with underwriters, financial advisors and bond counsel
• Focused on municipal bonds issued in states west of the Mississippi River
• Experienced in analyzing all credit structures, including general obligation, airport revenue, utility revenue, redevelopment funds, special assessment securities, higher education revenue, sales tax transactions and lease revenue
• Specialized in special district obligations, assessments and tax increments
• Served as Company's lead on earthquake risk assessment
• Worked in New York at Company headquarters for six-month rotation (January-June 2006)
• Presented daily to Municipal Underwriting Committee consisting of CEO, President and Chief Underwriting Officer


On July 1, 2009, FSA became an Assured Guaranty company.

Financial Security Assurance

Associate
Financial Security Assurance
June 2003 – March 2007 (3 years 10 months) | San Francisco, CA

Intern
Financial Security Assurance
June 2002 – May 2003 (1 year) | San Francisco, CA

Education

Stanford University
Bachelor of Arts (B.A.), Economics
1998 – 2003

Activities and Societies: * Founding Member of Stanford's first Latino-interest based fraternity, Gamma Zeta Alpha Fraternity, Inc.

Projects

Poleng Lounge - Jippidy.com

November 2009 – November 2009

I worked with Jippidy and Poleng Lounge to setup a two hour shoot. I captured the food preparation process and the items requested by the restaurant owners. I then worked with the client to meet their needs with music and featured items. Nightclub footage was captured by college. (Victor Tran)

4 team members

- **Julian Martinez** — Director of Marketing at MaestroConfere...
- **Victor Shklyar** — Video Professional
- **George Oji** — Co-Founder
- **Kendra Casanova** — Enterprise Account Manager at Comcast...

Jippidy, Inc.

January 2010

Edited two minute shorts for local Bay Area businesses for Jippidy.com yellow pages.

2 team members

- **Julian Martinez** — Director of Marketing at MaestroConfere...
- **Marlenee Heath** — Founder at Crockett Parent Social Club

Skills

Top Skills

- 27 Social Media Marketing
- 23 Management
- 25 Marketing
- 14 Marketing Strategy
- 12 SEO
- 7 Strategic Planning
- 7 New Business Development
- 9 Social Media
- 5 Business Strategy
- 4 Video Production

Julian also knows about...

- 3 Project Management
- 4 Business Development
- 3 Start-ups
- 3 Entrepreneurship
- 2 Financial Modeling
- 2 Research
- 7 Online Marketing
- 1 Financial Analysis
- Go-to-market Strategy
- 1 Product Marketing
- 1 Sales Management
- 1 Lead Generation
- Overseas Sourcing
- 1 Leadership
- 1 Multi-channel Marketing

See 25+ ›

Additional Info

- **Interests**

TRAVELING: have traveled to six of the seven continents (Antarctica would make seven), serve as the travel guide for my friends and family. FOOD & EVENTS: constantly keeping tabs on new restaurant and bar openings in the Bay Area, when it comes to planning a day or night out, my social circle comes to me for advice. CRAFT BEER. ECOMMERCE TRENDS.

Recommendations

Received (2) Given (4)

Marketing Director
BidOnFusion.com (Fusion Surplus Solutions, Inc.)



Diana Ratliff
Digital Marketing & Online Selling Expert 🚀 *White-Label* Ad Agency Partner - Need Help? 🚀 Amazon & Ecommerce

"It is rare to meet someone as devoted to excellent customer service as Julian. I met him at a conference and have subsequently seen his interactions on behalf of his company on Facebook. He truly represents his company in an ethical and professional way - and is a very savvy marketer too.

February 16, 2015, Diana was with another company when working with Julian at BidOnFusion.com (Fusion Surplus Solutions, Inc.)

Managing Partner
Jippidy.com



Cynthia Sycip
Heliumasia Magazine

"Julian knows how to effectively communicate what he wants accomplished and has been extremely helpful because it gets the whole project moving faster. He's a natural when it comes to motivating people, discussing ideas and giving instructions. He gives leeway for creative thought and brings out the best in every person in his team.He appreciates people who can think "out... **more**

January 5, 2013, Cynthia reported to Julian at Jippidy.com

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